Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Indaptus Therapeutics, Inc. of our report dated March 16, 2021 relating to the financial statements of Intec Pharma Ltd., which appears in Intec Pharma Ltd.’s Annual Report on Form 10-K.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
November 30, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il